REO Report
Date: 10/14/2005 12:21:35 PM Deal Number: SAIL 2005-HE1 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 ( records returned)
REO Report
Date: 10/14/2005 12:21:35 PM Deal Number: SAIL 2005-HE1 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 ( records returned)